Exhibit 10.24

LIMITED WAIVER

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS LIMITED WAIVER TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Limited Waiver”) is entered into August 9, 2010, by and between FORCE10 NETWORKS, INC., a Delaware corporation (“Parent”), and FORCE10 NETWORKS GLOBAL, INC., formerly known as Titan1 Acquisition Corp., a Delaware corporation (“Titan1”, together with Parent, collectively, jointly and severally, “Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement (as defined below).

RECITALS

A. Borrower, Carrier Access Corporation, a Delaware corporation (“CAC”), and Bank entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 26, 2009 (as amended and as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank agreed to extend and make available to Borrower and CAC certain advances of money.

B. Borrower is currently in default of the Loan Agreement for failing to comply with the covenant set forth in Section 6.9(a) (Quick Ratio) thereto for the month ended June 30, 2010 (the “Existing Default”).

C. Borrower desires that Bank waive the Existing Default upon the terms and conditions more fully set forth herein. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Limited Waiver, Bank is willing to provide the limited waiver specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. LIMITED WAIVER TO LOAN AGREEMENT. Bank hereby agrees, subject to the terms and conditions of Sections 3 and 4 hereof, to waive the Existing Default, including without limitation, enforcement of its remedies with respect to any such Existing Default.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

a. immediately upon giving effect to this Limited Waiver (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

b. Borrower has the corporate power and authority to execute and deliver this Limited Waiver and to perform its obligations under the Loan Agreement, as amended by this Limited Waiver;

c. the certificate of incorporation, bylaws and other organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d. the execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Limited Waiver, have been duly authorized by all necessary corporate action on the part of Borrower;

e. this Limited Waiver has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

f. as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Limited Waiver and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Limited Waiver in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The limited waiver set forth in this Limited Waiver shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Limited Waiver shall become effective upon the satisfaction of all the following conditions precedent:

4.1. Limited Waiver. Borrower and Bank shall have duly executed and delivered this Limited Waiver to Bank.

4.2. Waiver Fee. Borrower shall have paid to Bank a waiver fee in the amount of $25,000.

4.3. Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Limited Waiver.

5. COUNTERPARTS. This Limited Waiver may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Limited Waiver.

6. INTEGRATION. This Limited Waiver and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Limited Waiver; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS LIMITED WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be executed as of the date first written above.

BORROWER:	FORCE10 NETWORKS, INC., a Delaware corporation

	By	/s/ WR. Zerella
	Name:	WR. Zerella
	Title:	CFO

FORCE10 NETWORKS GLOBAL, INC.,
a Delaware corporation

	By	/s/ WR. Zerella
	Name:	WR. Zerella
	Title:	CFO

BANK:	SILICON VALLEY BANK

	By	/s/ Mike Meier
	Name:	Mike Meier
	Title:	Relationship Manager

Signature page to Limited Waiver